KANA SOFTWARE, INC.

POWER OF ATTORNEY

The undersigned, William Rowe, as a Section 16 Reporting Person of Kana Software, Inc. (the "Company"), hereby constitutes and appoints Michael Fields, John Thompson, Will Bose and John Bergeron, and each of them, the undersigned's true and lawful attorney-in-fact to:

1. Complete and execute Forms 3, 4 and 5, Schedules 13D and 13G, and other forms and all amendments thereto as such attorney-in-fact shall in his or her discretion determine to be required or advisable pursuant to Section
16 of the Securities Exchange Act of 1934, as amended (the "Act") and the rules and regulations promulgated thereunder, or any successor laws and regulations, as a consequence of the undersigned's ownership, acquisition or disposition of securities of the Company; and

2. Do all acts necessary in order to file such forms with the Securities and Exchange Commission, any securities exchange or national association, the Company and such other person or agency as the attorney-in-fact shall deem appropriate.

The undersigned hereby ratifies and confirms all that said attorneys in-fact and agents shall do or cause to be done by virtue hereof. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Act. The undersigned acknowledge that he/she will be fully responsible for any document signed by the attorneys-in-fact, in their capacity as attorney-in-fact. In no event will any liability be incurred by the attorneys-in-fact as a result of this power of attorney or any document signed hereunder. The undersigned hereby agrees to indemnify the Attorneys-in-fact for the same and holds them harmless for any claims or losses arising under this power of attorney, during or after its effect, including all reasonable attorneys' fees and costs associated therewith.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the Company and the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 9th day of September, 2006.

/s/ WILLIAM ROWE
Signature

William Rowe
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